Exhibit 99.1

Cerecor Reports Second Quarter 2018 Financial Results

BALTIMORE — (Marketwired) — August 9, 2018 — Cerecor Inc. (NASDAQ: CERC), an integrated biopharmaceutical company focused on pediatric healthcare and developing innovative therapies that make a difference in the lives of patients (“Cerecor” or the “Company”) today announced financial results for the second quarter and first half of 2018.

“We made strong progress on our pledge to aggressively transform the Company by building an exceptional core management team, expanding our sales through further integration of our pediatric products acquired from Avadel in February and progressing our pipeline of transformational neurology assets”, said Peter Greenleaf, Chief Executive Officer.

Recent Corporate Highlights

•                  Cerecor made key hires to build the organization into an innovative specialty pharmaceutical company focused on accelerating both our in-line business as well as our pipeline, including:

•                  James Harrell Jr. as the Company’s Executive Vice President of Marketing and Investor Relations.  Mr. Harrell, with over 25 years of biopharmaceutical experience, brings a breadth of commercial and marketing success to the organization.

•                  Joseph Miller, as the Company’s Chief Financial Officer.  Mr. Miller comes to Cerecor with over 20 years of finance experience, holding senior finance positions across the biotech, pharmaceutical and life sciences sectors.

•                  Dr. Pericles Calias, as the Company’s Chief Scientific Officer. Dr. Calias joins Cerecor with over 25 years biopharmaceutical experience in clinical development across the drug and device sectors of healthcare.

•                  The Company generated its first significant sales from AcipHex® Sprinkle™ and Cefaclor for Oral Suspension as the Company continues its progress of integrating these and the other pediatric products it acquired from Avadel in February.

•                  The Company finalized its Phase 1 clinical development plan for CERC 301 focused on patients with neurogenic orthostatic hypotension (nOH) associated with Parkinson’s Disease. The Company enrolled its first patient in the Phase 1 study on August 1, 2018.  The Company expects a targeted readout during the first half of 2019.  Parkinson’s-associated nOH is an orphan disease resulting from the failure of the autonomic nervous system to regulate blood pressure in response to postural change like standing up, due to the inadequate release of norepinephrine.

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Second Quarter 2018 Financial Results

Net revenues for the 2018 second quarter were $4.8 million, a $4.6 million increase over the second quarter of 2017.  Net revenues increased as a result of product sales related to our November 2017 acquisition of TRx Pharmaceuticals, LLC (“TRx Acquisition”) and the purchase of Avadel Pharmaceuticals PLC’s marketed pediatric products (“Avadel Pediatric Products Acquisition”).

Cost of products sold, general and administrative, sales and marketing and amortization expense increased by $1.4 million, $1.6 million, $2.0 million and $1.2 million respectively for the second quarter of 2018 as compared to same period in 2017.  The increases were directly related to the TRx Acquisition and the Avadel Pediatric Product Acquisition and their corresponding impact on business activities.

Research and development (“R&D”) expenses increased to $1.1 million for the second quarter of 2018, compared to $0.5 million for the second quarter of 2017. This increase resulted from increased preclinical costs and toxicology studies in support of the clinical development of CERC-301 for nOH.

Net loss for the second quarter was $6.0 million an increase of $4.2 million over the prior year net loss of $1.8 million.  Net loss for the quarter was driven mainly by an intangible asset impairment charge due to the termination of the PAI sales agreement acquired from TRx, amortization of intangible assets, stock-based compensation, legal costs and acquisition and integration related charges.

As of June 30, 2018, the Company had $62.1 million in total assets including cash and cash equivalents of $2.2 million and receivables of $7.2 million, $3.8 million of which is for an escrowed receivable that is expected to be released and collected in August 2018. Total liabilities were $42.9 million, which included $19.0 million of current liabilities and $14.4 million of long-term debt, and total stockholder’s equity was $19.2 million.

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Second Quarter 2018 EBITDA

Cerecor reported Adjusted EBITDA (as defined below) of ($1.3) million for the second quarter of 2018, compared to ($1.5) million for the second quarter of 2017.  A table to reconcile the GAAP net loss to Non-GAAP Adjusted EBITDA for the respective periods follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)

GAAP Net loss	$(6,007)	$(1,799)	$(9,890)	$(3,759)
Adjustments:
Income tax expense	16	—	40	—
Interest expense, net	242	26	343	83
Amortization of intangible assets	1,233	—	2,250	—
Depreciation	6	6	12	6
Inventory step-up adjustment recorded in earnings	132	—	177	—
EBITDA	$(4,378)	$(1,767)	$(7,068)	$(3,670)
Non-GAAP Adjustments:
Share based compensation	608	256	851	588
Change in fair value of contingent consideration, warrant liability and unit purchase option liability	9	(2)	295	2
Restructuring costs	—	—	213	—
Acquisition and integration related expenses	361	—	678	—
Impairment of intangible assets	1,702	—	1,702	—
Lachlan legal arbitration costs	437	—	860	—
Total Non-GAAP Adjustments	3,117	254	4,599	590
Adjusted EBITDA	$(1,261)	$(1,513)	$(2,469)	$(3,080)

Non-GAAP Financial Measures

This press release contains two financial metrics (EBITDA and Adjusted EBITDA) that are considered “non-GAAP” financial metrics under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial metrics should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP metrics may differ from similarly titled metrics used by companies. We define EBITDA as GAAP net income adjusted to exclude (i) taxes, (ii) interest expense, (iii) interest income, (iv) amortization of intangibles, (v) depreciation, and (vi) inventory step-up adjustment recognized in earnings. Our Adjusted EBITDA the adjusts for specified items that can be highly variable or difficult to predict, and various non-cash items, namely including (i) share-based compensation expense, (ii) change in fair value of contingent consideration, warrant liability and unit purchase option liability (iii) one-time severance payments, (iv) restructuring costs, (v) acquisition and integration-related expenses, (vi) impairment of intangible assets, and (vii) costs related to the Ulesfia arbitration.  The Company views these non-GAAP financial metrics as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial metrics reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial metrics is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial metrics exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s GAAP consolidated financial statements and its publicly-filed reports in their entirety.

We changed our definition of Adjusted EBITDA during the second quarter of 2018 to exclude: change in fair value of contingent consideration, warrant liability and unit purchase option liability; and impairment of intangible assets. We believe this change provides a more transparent and comparable view of our financial performance.  Accordingly, all prior periods reflected in this press release have been recast to reflect the current definition.

Outlook

Based upon our current performance, the Company is increasing its full-year 2018 net revenue guidance to $17 to $19 million and projects its 2018 adjusted EBITDA to be approximately break-even by fiscal year-end. These estimates are forward-looking statements that reflect management’s current expectations for Cerecor’s 2018 performance.   Actual results may vary materially, whether as a result of market conditions, or other factors, including those described in the “Risk Factors” sections of our SEC filings.

About Cerecor

Cerecor is an integrated biopharmaceutical company focused on pediatric healthcare and developing innovative therapies that make a difference in the lives of patients. The Company’s pipeline is led by CERC-301, which Cerecor currently intends to explore as an adjunctive treatment for Neurogenic Orthostatic Hypotension (nOH) and other potential orphan and neurological indications. Cerecor has initiated a Phase I safety study in 2018. Cerecor is continuing to progress additional clinical and pre-clinical compounds, CERC-611 and CERC-406. The Company’s R&D efforts are partially supported by profits from its franchise of commercial medications led by prescribed dietary supplements Poly-Vi-Flor® (multivitamin and fluoride supplement tablet, chewable) and Tri-Vi-Flor® (multivitamin and fluoride supplement suspension/drops) as well as its prescribed drugs Karbinal™ ER, AcipHex® Sprinkle™, and Cefaclor for Oral Suspension.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,”

“should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: our 2018 outlook; the development of product candidates or products; potential attributes and benefits of product candidates; the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio; and new product candidates that could be in-licensed, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; Cerecor’s cash position and the potential need for it to raise additional capital; retention, integration and reliance on key personnel, including Mr. Greenleaf and our newly hired executives; drug development costs and timing; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cerecor Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Revenues
Product revenue, net	$4,710,919	$—	$8,971,038	$—
Sales force revenue	74,219	—	296,875	—
Grant revenue	—	157,800	—	542,006
Total revenues, net	4,785,138	157,800	9,267,913	542,006

Operating expenses:
Cost of product sales	1,422,957	—	2,286,582	—
Research and development	1,082,698	493,649	2,732,475	1,446,719
General and administrative	3,041,955	1,439,146	5,949,318	2,769,410
Sales and marketing	2,042,015	—	3,578,378	—
Amortization expense	1,233,035	—	2,250,444	—
Impairment of intangible assets	1,701,875	—	1,701,875	—
Total operating expenses	10,524,535	1,932,795	18,499,072	4,216,129
Loss from operations	(5,739,397)	(1,774,995)	(9,231,159)	(3,674,123)
Other (expense) income:
Change in fair value of contingent consideration, warrant liability and unit purchase option liability	(9,321)	2,111	(295,340)	(1,650)
Other income	—	—	18,654	—
Interest expense, net	(242,407)	(25,631)	(342,810)	(83,379)
Total other expense, net	(251,728)	(23,520)	(619,496)	(85,029)
Net loss before taxes	(5,991,125)	(1,798,515)	(9,850,655)	(3,759,152)
Income tax expense	16,351	—	39,664	—
Net loss	$(6,007,476)	$(1,798,515)	$(9,890,319)	$(3,759,152)
Net loss per share of common stock, basic and diluted	$(0.19)	$(0.14)	$(0.31)	$(0.32)
Weighted-average shares of common stock outstanding, basic and diluted	32,245,281	13,265,877	31,783,875	11,697,535

(a)         The consolidated condensed consolidated statements of operations for the second quarter ended June 30, 2018 and 2017 have been derived from the reviewed financial statements but do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Cerecor Inc.

Condensed Consoldiated Balance Sheets

	June 30, 2018
	(unaudited) (a)	December 31, 2017 (a)
Assets
Current assets:
Cash and cash equivalents	$2,179,775	$2,472,187
Accounts receivable, net	3,308,324	2,935,025
Other receivables	88,020	427,241
Escrowed cash receivable	3,757,677	3,752,390
Inventory, net	1,540,534	382,153
Prepaid expenses and other current assets	954,454	703,225
Restricted cash-current portion	9,527	1,959
Total current assets	11,838,311	10,674,180
Property and equipment, net	58,417	44,612
Intangibles assets, net	32,003,161	17,664,480
Goodwill	18,070,283	14,292,282
Restricted cash, net of current portion	175,042	131,353
Total assets	$62,145,214	$42,806,907
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,939,939	$1,298,980
Accrued expenses and other current liabilities	10,334,695	7,531,122
Income taxes payable	2,171,048	2,259,148
Long-term debt- current portion	1,050,000	—
Contingent consideration-current portion	2,549,638	—
Total current liabilities	19,045,320	11,089,250
Long term debt, net of current portion	14,376,566	—
Contingent consideration, net of current portion	8,223,003	2,576,633
Deferred tax liability, net	30,908	7,144
License obligations	1,250,000	1,250,000
Other long-term liabilities	—	24,272
Total liabilities	42,925,797	14,947,299
Stockholders’ equity:
Preferred stock—$0.001 par value; 5,000,000 shares authorized at June 30, 2018 and December 31, 2017; zero shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock—$0.001 par value; 200,000,000 shares authorized at June 30, 2018 and December 31, 2017; 33,790,686 and 31,266,989 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	33,792	31,268
Additional paid-in capital	87,241,204	83,338,136
Contingently issuable shares	—	2,655,464
Accumulated deficit	(68,055,579)	(58,165,260)
Total stockholders’ equity	19,219,417	27,859,608
Total liabilities and stockholders’ equity	$62,145,214	$42,806,907

(a)   The condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017 have been derived from the reviewed and audited financial statements, respectively.  They do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

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